Exhibit 3.34

CANADA PROVINCE OF NEW BRUNSWICK BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT (SECTION 26,117)		CANADA PROVINCE DU NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICAT DE MODIFICATION (ARTICLES 26,117)

K.C.R. FISHERIES LTD.	11- 12- 2009	034051
Name of Corporation Raison sociale de la corporation	Day/Jour – Month/Mois – Year/Année	Corporation Number Numéro de la corporation

/s/ [illegible]
Director – Business Corporations Act
Directeur – Loi sur les corporations commerciales

I HEREBY CERTIFY that the Articles of the above-mentioned corporations are amended

JE CERTIFIE que les statuts de la corporation mentionnée ci-dessus ont été modifiés

(a)	under Section 11 of the Business Corporations Act in accordance with the attached notice; en vertu de l’article 11 de la Loi sur les corporations commerciales conformément à l’avis ci-joint;	☐

(b)

under Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating en vertu de l’article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de a series of shares;

modification ci-joints décrivant les actions d’une série;

☐

(c)

under Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment; or

en vertu de l’article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts des modification ci-joints ; ou

☒

(d)

under Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization.

en vertu de l’article 132 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de réorganisation.

☐

Director Directeur	/s/ [illegible]	Date of Amendment Date de modification	July 19 1985

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 28,116)	NOUVEAU BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 3 STATUTS DE MODIFICATION (ARTICLES 28,116)
1 – Name of Corporation – Raison sociale de la corporation	2 – Corporation No. – Numéro de la corporation

034051 N. B. LTD.	034051
3. – The articles of the above-mentioned corporation are amended as follows:	Les statuts de la corporation mentionnée loi sont modifies comme suit;

TO CHANGE ITS NAME FROM “034051 N.B. LTD.” TO “K.C.R. FISHERIES LTD.”

Date	Signature	Description of Office – Description due bureau

June 17, 1985	/s/ Robert Jackson	President
FOR DEPARTMENT USE ONLY RESERVE A L’USAGE DU MINISTERE		Filed – Déposé FILED/DEPOSE JUL 19, 1985